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                                                                    EXHIBIT 5(c)


                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                           New York, New York  10022



                                              March 22, 1996



Kmart Corporation
Kmart Financing I
Kmart Financing II
Kmart Financing III
Kmart Financing IV
c/o Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084



          Re:  Kmart Corporation;
               Kmart Financing I, II, III and IV;
               Registration Statement on Form S-3
               (Registration No. 33-64905)
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Ladies and Gentlemen:


     We have acted as special counsel to (1) Kmart Financing I, Kmart Financing II, Kmart Financing III and Kmart Financing IV (each, a "Kmart Trust" and, together, the "Kmart Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) Kmart Corporation (the "Company"), a corporation organized under the laws of the State of Michigan, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 33-64905), filed by the Company and the Kmart Trusts with the Securities and Exchange Commission (the "Commission") on December 11, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on February 16, 1996, Amendment No. 2 thereto, filed with the Commission on March 14, 1996 and Amendment No. 3 thereto, filed with the Commission on March 22, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the





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Kmart Financing I, II, III and IV
Kmart Corporation
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public offering of preferred securities (the "Trust Preferred Securities")
of each of the Kmart Trusts, and certain other securities.

     The Trust Preferred Securities of each Kmart Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Kmart Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the Institutional Trustee (as defined below) of such Kmart Trust, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as institutional trustee (the "Institutional Trustee"), and Marvin P. Rich and James P. Churilla, as trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the Kmart Trusts (the "Certificates of Trust") in each case filed with the Secretary of State of the State of Delaware on February 16, 1996; (ii) the form of the Declaration of each of the Kmart Trusts (including the designations of the terms of the Trust Preferred Securities of such Kmart Trust annexed thereto); (iii) the form of the Trust Preferred Securities of each of the Kmart Trusts; (iv) the form of the preferred securities guarantee agreement (the "Trust Preferred Securities Guarantee"), between the Company and The Bank of New York, as guarantee trustee (the "Trust Preferred Securities Guarantee Trustee"); (v) the form of the Debentures; (vi) the form of the subordinated indenture (the "Indenture"), between the Company and The Bank of New York, as debt trustee (the "Debt Trustee"); and (vii) the form of the supplemental inden-



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Kmart Financing I, II, III and IV
Kmart Corporation
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ture, between the Company and the Debt Trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Kmart Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (2) and (3) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Kmart Trust, the Trust Preferred Securities of each Kmart Trust, the Trust Preferred Securities Guarantee, the Debentures and the Indenture when executed, will be executed in substantially the forms reviewed by us and that the terms of the Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Kmart Trusts and others.

     Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. We have further assumed that no other law would affect any of the conclusions set forth herein.




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Kmart Financing I, II, III and IV
Kmart Corporation
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     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. The Trust Preferred Securities of each Kmart Trust, when the Declaration of such Kmart Trust is duly executed and delivered by the parties thereto, will be duly authorized for issuance and, when issued and executed in accordance with such Declaration and delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Kmart Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities of each Kmart Trust may be obligated, pursuant to the Declaration of such Kmart Trust, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such Kmart Trust to exercise its rights and powers under the Declaration of such Kmart Trust.

     2. The Trust Preferred Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



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Kmart Financing I, II, III and IV
Kmart Corporation
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     3. The Debentures, when the Indenture has been duly authorized, executed and delivered and when the terms of the Debentures have been established in conformity with the Indenture, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated in the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.



                                    Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom